NEWS RELEASE

EVEREST GROUP, LTD.

Seon Place, 141 Front Street, 4th Floor, Hamilton HM 19, Bermuda

Contacts

Media: Dawn Lauer	Investors: Matt Rohrmann
Chief Communications Officer	Head of Investor Relations
908.300.7670	908.604.7343

Everest Reports Second Quarter 2025 Results
Net Income of $680 million and Net Operating Income of $734 million
Annualized 18.2% Net Income ROE and 19.6% Net Operating Income ROE
$385 million of Underwriting Income and Combined Ratio of 90.4%
HAMILTON, Bermuda – (BUSINESS WIRE) – July 30, 2025 – Everest Group, Ltd. (NYSE: EG), a global underwriting leader providing best-in-class property, casualty, and specialty reinsurance and insurance solutions, today reported its second quarter 2025 results.

Second Quarter 2025 Highlights
•Net Income of $680 million; Net Operating Income of $734 million
•Total Shareholder Return of 14.8% annualized1; Annualized 18.2% Net Income ROE and 19.6% Net Operating Income ROE
•$4.7 billion in gross written premium, a year-over-year decrease of 0.7% for the Group, an increase of 1.6% for Reinsurance, and a decrease of 3.3% for Insurance on a comparable basis; Growth in property and specialty lines across both segments was offset by reductions in certain casualty lines
•Combined ratios of 90.4% for the Group, 85.6% for Reinsurance and 102.0% for Insurance. Aviation losses associated with the Russia / Ukraine war contributed 2.5 points and 3.2 points to the Group and Reinsurance combined ratios, respectively.
•Attritional combined ratios of 88.6% for the Group, 84.1% for Reinsurance and 100.7% for Insurance
•Net favorable development of approximately $39 million in prior year loss reserves in Reinsurance, resulting in a 1.0 point decrease on the combined ratio for the Group.
•Pre-tax underwriting income (loss) of $385 million for the Group, $436 million for Reinsurance, ($18) million for Insurance, and ($33) million for Other
•$20 million of pre-tax catastrophe losses net of recoveries and reinstatement premiums for the Group versus $135 million in Q2 2024
•Net investment income increased to $532 million versus $528 million in the prior year quarter, reflecting strong alternative investment returns in both periods.
•Operating cashflow for the quarter of $1.1 billion versus $1.3 billion in Q2 2024

(1) Denotes annualized figure; represents Total Shareholder Return or "TSR". Annualized TSR is calculated as year to date growth in book value per common share outstanding excluding URA(D) on fixed maturity, available for sale securities plus year-to-date dividends per share.

“Everest delivered a strong second quarter, with solid contributions from both underwriting income and net investment income, resulting in an annualized operating ROE of approximately 20%,” said Jim Williamson, Everest President and CEO. “Our Reinsurance business continues to deliver outstanding results, further supported by favorable reserve development this quarter. In Insurance, the execution of our 1-Renewal Strategy is nearly complete, positioning our portfolio to generate improved results over time. As we move through the second half of 2025, we are squarely focused on execution, while at the same time, actively managing our capital to benefit shareholders.”

Summary of Second Quarter 2025 Net Income and Other Items
•Net income of $680 million, equal to $16.10 per diluted share versus second quarter 2024 net income of $724 million, equal to $16.70 per diluted share
•Net operating income of $734 million, equal to $17.36 per diluted share versus second quarter 2024 net operating income of $730 million, equal to $16.85 per diluted share

The following table summarizes the Company’s Net Income and related financial metrics.

Net income and operating income	Q2	Year to Date	Q2	Year to Date
All values in USD millions except for per share amounts and percentages	2025	2025	2024	2024
Everest Group
Net income (loss)	680	890	724	1,457
Net operating income (loss) (2)	734	1,010	730	1,439

Net income (loss) per diluted common share	16.10	20.93	16.70	33.57
Net operating income (loss) per diluted common share (2)	17.36	23.75	16.85	33.17

Net income (loss) return on average equity (annualized)	18.2%	11.9%	19.6%	20.1%
After-tax net operating income (loss) return on average equity (annualized) (2)	19.6%	13.5%	19.7%	19.8%

Notes
(2) Denotes non-GAAP financial measure. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.

Shareholders' Equity and Book Value per Share	Q2	Year to Date	Q2	Year to Date
All values in USD millions except for per share amounts and percentages	2025	2025	2024	2024
Beginning shareholders' equity	14,140	13,875	13,628	13,202
Net income (loss)	680	890	724	1,457
Change - URA(D) of fixed maturity, available for sale securities	308	597	(60)	(213)
Dividends to shareholders	(84)	(169)	(86)	(163)
Purchase of treasury shares	(200)	(400)	(65)	(100)
Other	176	227	41	(1)
Ending shareholders' equity	15,019	15,019	14,182	14,182

Common shares outstanding		41.9		43.3
Book value per common share outstanding		358.08		327.68
Less: URA(D) of fixed maturity, available for sale securities		(6.02)		(21.62)
Book value per common share outstanding excluding URA(D) (3)		364.10		349.30

Change in BVPS adjusted for dividends		12.1%		8.9%
Total Shareholder Return ("TSR") - Annualized		14.8%		20.0%
Common share dividends paid - last 12 months		8.00		7.25

Notes
(3) Denotes non-GAAP financial measure. A reconciliation to book value per share, the most comparable GAAP measure, is included in the table above. See "Comments on Non-GAAP Financial Measures" for additional information.

The following information summarizes the Company’s underwriting results, on a consolidated basis and by segment – Reinsurance and Insurance, with selected commentary on results by segment.

Underwriting information - Everest Group	Q2	Year to Date	Q2	Year to Date	Year on Year Change
All values in USD millions except for percentages	2025	2025	2024	2024	Q2	Year to Date
Gross written premium	4,680	9,071	4,725	9,136	(0.9)%	(0.7)%
Net written premium	4,119	7,853	4,084	7,984	0.8%	(1.6)%

Loss Ratio:
Current year	60.0%	60.6%	58.5%	58.7%	1.5 pts	1.9 pts
Prior year	(1.0)%	(0.5)%	—%	—%	(1.0) pts	(0.5) pts
Catastrophe	0.5%	7.1%	4.1%	3.2%	(3.6) pts	3.8 pts
Russia/Ukraine war losses	2.5%	1.3%	—%	—%	2.5 pts	1.3 pts
Total Loss ratio	61.9%	68.4%	62.6%	61.9%	(0.7) pts	6.5 pts
Commission and brokerage ratio	22.0%	21.7%	21.4%	21.4%	0.7 pts	0.3 pts
Other underwriting expenses	6.4%	6.3%	6.3%	6.2%	0.1 pts	0.1 pts
Combined ratio	90.4%	96.4%	90.3%	89.6%	0.1 pts	6.8 pts
Attritional combined ratio (4)	88.6%	89.4%	86.6%	86.5%	2.0 pts	2.9 pts

Pre-tax net catastrophe losses (5)	20	492	135	220
Pre-tax net Russia/Ukraine war losses	98	98	—	—
Pre-tax net unfavorable (favorable) prior year reserve development	(39)	(39)	—	—

Notes
(4) Attritional ratios exclude catastrophe losses, net CAT reinstatement premiums earned, prior year development, COVID-19 losses and losses from the Russia/Ukraine war. Attritional combined ratio is a non-GAAP financial measure. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.

(5) Pre-tax net catastrophe losses are net of reinsurance and reinstatement premiums.

Reinsurance Segment – Quarterly Highlights
•Gross written premiums increased 1.6% on a comparable basis (constant dollar basis and excluding reinstatement premiums)2, to approximately $3.2 billion.
•Growth was primarily led by a 15.2% increase in Property Catastrophe XOL and a 8.5% increase in Property Pro-Rata, partially offset by a 14.9% decrease in Casualty Pro-Rata, when adjusting for reinstatement premiums.
•Attritional loss ratio and attritional combined ratio both improved 30 basis points over last year to 56.7% and 84.1%, respectively4.
•Aviation losses associated with the Russia / Ukraine war of $98 million ($84 million net of reinstatement premiums) contributed 3.2 points to the Reinsurance combined ratio.
•Net favorable prior year development of $39 million, driven by well-seasoned attritional property reserves
•Catastrophe losses were benign in the quarter. Pre-tax catastrophe losses were $120 million net of estimated recoveries and reinstatement premiums in the prior year quarter.
•Risk-adjusted returns remain attractive, particularly in property and specialty lines.

Underwriting information - Reinsurance segment	Q2	Year to Date	Q2	Year to Date	Year on Year Change
All values in USD millions except for percentages	2025	2025	2024	2024	Q2	Year to Date
Gross written premium	3,243	6,463	3,209	6,385	1.1%	1.2%
Net written premium	3,077	5,888	3,033	5,975	1.4%	(1.5)%

Loss Ratio:
Current year	56.4%	57.4%	56.7%	56.9%	(0.3) pts	0.5 pts
Prior year	(1.3)%	(0.7)%	—%	—%	(1.3) pts	(0.7) pts
Catastrophe	—%	8.8%	5.0%	4.0%	(5.0) pts	4.8 pts
Russia/Ukraine war losses	3.2%	1.7%	—%	—%	3.2 pts	1.7 pts
Total Loss ratio	58.3%	67.2%	61.7%	60.9%	(3.4) pts	6.3 pts
Commission and brokerage ratio	24.8%	24.6%	24.6%	24.6%	0.2 pts	— pts
Other underwriting expenses	2.5%	2.5%	2.6%	2.6%	(0.1) pts	(0.1) pts
Combined ratio	85.6%	94.3%	88.9%	88.1%	(3.3) pts	6.2 pts
Attritional combined ratio (4)	84.1%	85.6%	84.4%	84.4%	(0.3) pts	1.2 pts

Pre-tax net catastrophe losses (5)	—	461	120	200
Pre-tax net Russia/Ukraine war losses	98	98	—	—
Pre-tax net prior year reserve development	(39)	(39)	—	—

Notes
(2) Denotes non-GAAP financial measure. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.
(4) Attritional ratios exclude catastrophe losses, net CAT reinstatement premiums earned, prior year development, COVID-19 losses and losses from the Russia/Ukraine war. Attritional combined ratio is a non-GAAP financial measure. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.

(5) Pre-tax net catastrophe losses are net of reinsurance and reinstatement premiums.

Insurance Segment – Quarterly Highlights
•Gross written premiums decreased 3.3% on a comparable basis (constant dollar basis and excluding reinstatement premiums)2, to approximately $1.4 billion as we continued to strategically shape the portfolio. We executed on our strategy to improve the business mix and portfolio quality of our North American business, while our International business continued its strong growth trajectory.
•Everest Insurance grew by 39.7% in Other Specialty and 24.1% in Accident and Health. Growth was offset by decreases of 27.3% in Specialty Casualty, primarily reflecting the execution of our 1-Renewal Strategy focused on U.S. casualty lines, and 7.2% in Workers' Compensation.
•The 1-Renewal Strategy is on track to be completed in 3Q'25.
•Pre-tax catastrophe losses were $10 million, net of estimated recoveries and reinstatement premiums, a slight decrease over the prior year quarter.

Underwriting information - Insurance segment	Q2	Year to Date	Q2	Year to Date	Year on Year Change
All values in USD millions except for percentages	2025	2025	2024	2024	Q2	Year to Date
Gross written premium	1,414	2,559	1,459	2,618	(3.1)%	(2.3)%
Net written premium	1,022	1,919	1,009	1,905	1.3%	0.7%

Loss Ratio:
Current year	68.9%	68.9%	63.0%	62.9%	5.9 pts	6.0 pts
Prior year	—%	—%	—%	—%	— pts	— pts
Catastrophe	1.1%	1.1%	1.6%	1.1%	(0.5) pts	— pts
Russia/Ukraine war losses	—%	—%	—%	—%	— pts	— pts
Total Loss ratio	69.9%	70.0%	64.7%	64.0%	5.2 pts	6.0 pts
Commission and brokerage ratio	13.1%	12.7%	12.2%	12.1%	0.9 pts	0.6 pts
Other underwriting expenses	18.9%	18.5%	16.9%	16.8%	2.0 pts	1.7 pts
Combined ratio	102.0%	101.3%	93.8%	92.9%	8.2 pts	8.4 pts
Attritional combined ratio (4)	100.7%	99.9%	92.1%	91.7%	8.6 pts	8.2 pts

Pre-tax net catastrophe losses (5)	10	20	15	20
Pre-tax net Russia/Ukraine war losses	—	—	—	—
Pre-tax net prior year reserve development	—	—	—	—

Notes
(2) Denotes non-GAAP financial measure. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.
(4) Attritional ratios exclude catastrophe losses, net CAT reinstatement premiums earned, prior year development, COVID-19 losses and losses from the Russia/Ukraine war. Attritional combined ratio is a non-GAAP financial measure. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.

(5) Pre-tax net catastrophe losses are net of reinsurance and reinstatement premiums.

Other Segment
•Gross written premiums reflect a limited number of renewed and new policies written on the Company's paper by the purchaser of the sports and leisure business, for a finite period of time post-closing.
•The segment included current accident year losses from intellectual property business that we have exited.

Underwriting information - Other segment	Q2	Year to Date	Q2	Year to Date
All values in USD millions except for percentages	2025	2025	2024	2024
Gross written premium	22	50	57	133
Net written premium	20	47	42	103

Net premiums earned	35	67	52	104

Incurred losses and LAE
Current year	47	77	39	85
Prior year	—	—	—	—
Catastrophes	10	10	—	—
Russia/Ukraine war losses	—	—	—	—
Total incurred losses and LAE	58	87	39	85
Commission, brokerage, taxes and fees	7	11	7	13
Other underwriting expenses	3	6	8	16

Underwriting income (loss)	(33)	(36)	(2)	(10)

Investments and Shareholders’ Equity as of June 30, 2025
•Total invested assets and cash of $44.3 billion versus $41.5 billion on December 31, 2024
•Shareholders’ equity of $15.0 billion vs. $13.9 billion on December 31, 2024, including $252 million of unrealized net losses on fixed maturity, available for sale securities
•Shareholders’ equity excluding unrealized gains (losses) on fixed maturity, available for sale securities of $15.3 billion versus $14.7 billion on December 31, 2024
•Book value per share of $358.08 versus $322.97 at December 31, 2024
•Book value per share excluding unrealized gains (losses) on fixed maturity, available for sale securities of $364.10 versus $342.74 at December 31, 2024
•Common share repurchases of $200.0 million during the quarter, representing 580,883 shares at an average price of $344.30 per share.
•Common share dividends declared and paid in the quarter of $2.00 per common share equal to $84.0 million

This news release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and other U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. federal securities laws. Forward-looking statements reflect management’s current expectations based on assumptions we believe are reasonable but are not guarantees of performance. Actual results may differ materially from those contained in forward-looking statements made on behalf of the Company. Forward-looking statements involve risks and uncertainties that include, but are not limited to, the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market and investment income fluctuations, trends in insured and paid losses, catastrophes, pandemics, regulatory and legal uncertainties and other factors described in our SEC filings, including but not limited to our latest Annual Report on Form 10-K. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Everest
Everest Group, Ltd. (Everest) is a global underwriting leader providing best-in-class property, casualty, and specialty reinsurance and insurance solutions that address customers’ most pressing challenges. Known for a 50-year track record of disciplined underwriting, capital and risk management, Everest, through its global operating affiliates, is committed to underwriting opportunity for colleagues, customers, shareholders, and communities worldwide.

Everest common stock (NYSE: EG) is a component of the S&P 500 index.

Additional information about Everest, our people, and our products can be found on our website at www.everestglobal.com.

A conference call discussing the results will be held at 8:00 a.m. Eastern Time on July 31, 2025. The call will be available on the Internet through the Company’s website at https://investors.everestglobal.com/overview.

Recipients are encouraged to visit the Company’s website to view supplemental financial information on the Company’s results. The supplemental information is located at www.everestglobal.com in the

“Investors/Financials/Quarterly Results” section of the website. The supplemental financial information may also be obtained by contacting the Company directly.
_______________________________________________
Comments on Non-GAAP Financial Measures
In this Press Release, the Company has included certain non-GAAP financial measures, including after-tax net operating income (loss), after-tax net operating income (loss) per diluted share, attritional combined ratio, gross written premiums presented on a comparable basis, net operating income return on equity ("ROE"), underwriting income, and book value per common share outstanding excluding net unrealized appreciation (depreciation) on fixed maturity, available for sale securities ("URA(D)"). The Company presents these non-GAAP financial measures to facilitate a deeper understanding of the profitability drivers of our business, results of operations, financial condition and liquidity. The Company believes that such measures are important to investors and other interested persons, and that these measures are a useful supplement to GAAP information concerning the Company’s performance. These measures may not, however, be comparable to similarly titled measures used by companies within or outside of the insurance industry. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, or superior to, the Company’s financial measures prepared in accordance with generally accepted accounting principles ("GAAP").
A reconciliation of the non-GAAP financial measures to the most comparable corresponding GAAP financial measures is included below.
After-tax net operating income (loss) and after-tax net operating income (loss) per diluted share
After-tax net operating income (loss) (also referred to in this release as net operating income) consists of net income (loss) excluding after-tax net gains (losses) on investments and after-tax net foreign exchange income (expense), as shown below:

(Dollars in millions, except per share amounts)	Three Months Ended June 30,				Six Months Ended June 30,
	2025		2024		2025		2024

	(unaudited)				(unaudited)

	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
After-tax net operating income (loss)	$734	$17.36	$730	$16.85	$1,010	$23.75	$1,439	$33.17
After-tax net gains (losses) on investments	(3)	(0.08)	(14)	(0.32)	(10)	(0.23)	(20)	(0.45)
After-tax net foreign exchange income (expense)	(50)	(1.18)	7	0.17	(110)	(2.59)	37	0.86

Net income (loss)	$680	$16.10	$724	$16.70	$890	$20.93	$1,457	$33.57

(Some amounts may not reconcile due to rounding.)
Although net gains (losses) on investments and net foreign exchange income (expense) are an integral part of the Company’s insurance operations, the determination of net gains (losses) on investments and foreign exchange income (expense) is independent of the insurance underwriting process. The Company believes that the level of net gains (losses) on investments and net foreign exchange income (expense) for any particular period are not indicative of the performance of the underlying business in that particular period. Providing only a GAAP presentation of net income (loss) makes it more difficult for users of the financial information to evaluate the Company’s success or failure in its basic business and may lead to incorrect or misleading assumptions and conclusions. The Company understands that the equity analysts who follow the Company focus on after-tax net operating income (loss) in their analyses for the reasons discussed above. The Company provides after-tax net operating income (loss) to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance.
Attritional Loss Ratio and Attritional Combined Ratio
The loss ratio is calculated as the sum of total incurred losses and loss adjustment expenses, divided by net premiums earned. The combined ratio is calculated as the sum of total incurred losses and loss adjustment expenses, commission and brokerage expenses, and other underwriting expenses, divided by net premiums earned. The attritional loss ratio and attritional combined ratio are defined as the loss ratio and the combined ratio, respectively, adjusted to exclude catastrophe losses, net catastrophe reinstatement premiums, prior year development, COVID-19 losses and losses from the Russia/Ukraine war. The Company believes the attritional ratios are useful to management and investors because the adjusted ratios provide for better comparability and more accurately measure the Company’s underlying underwriting performance. The following tables are a reconciliation of the loss ratio and attritional loss ratio, and the combined ratio and attritional combined ratio for the periods noted:

	Three Months Ended June 30,
	2025			2024

	(unaudited)

	Reinsurance	Insurance	Group	Reinsurance	Insurance	Group
Loss ratio	58.3%	69.9%	61.9%	61.7%	64.7%	62.6%
Adjustment for catastrophe losses	—%	(1.1)%	(0.5)%	(5.0)%	(1.6)%	(4.1)%
Adjustment for reinstatement premiums	—%	—%	—%	0.3%	—%	0.3%
Adjustment for prior year development (6)	1.3%	—%	1.0%	—%	—%	—%
Adjustment for Russia/Ukraine war losses	(3.2)%	—%	(2.5)%	—%	—%	—%
Adjustment for other items	0.3%	(0.2)%	0.2%	—%	—%	—%
Attritional loss ratio	56.7%	68.7%	60.1%	57.0%	63.0%	58.8%

(Some amounts may not reconcile due to rounding.)

	Three Months Ended June 30,
	2025			2024

	(unaudited)

	Reinsurance	Insurance	Group	Reinsurance	Insurance	Group
Combined ratio	85.6%	102.0%	90.4%	88.9%	93.8%	90.3%
Adjustment for catastrophe losses	—%	(1.1)%	(0.5)%	(5.0)%	(1.6)%	(4.1)%
Adjustment for reinstatement premiums	—%	—%	—%	0.5%	—%	0.4%
Adjustment for prior year development (6)	1.3%	—%	1.0%	—%	—%	—%
Adjustment for Russia/Ukraine war losses	(3.2)%	—%	(2.5)%	—%	—%	—%
Adjustment for other items	0.4%	(0.3)%	0.3%	—%	—%	—%
Attritional combined ratio	84.1%	100.7%	88.6%	84.4%	92.1%	86.6%

(Some amounts may not reconcile due to rounding.)

	Six Months Ended June 30,
	2025			2024

	(unaudited)

	Reinsurance	Insurance	Group	Reinsurance	Insurance	Group
Combined ratio	94.3%	101.3%	96.4%	88.1%	92.9%	89.6%
Adjustment for catastrophe losses	(8.8)%	(1.1)%	(7.1)%	(4.0)%	(1.1)%	(3.2)%
Adjustment for reinstatement premiums	0.9%	—%	0.7%	0.3%	—%	0.2%
Adjustment for prior year development (6)	0.7%	—%	0.5%	—%	—%	—%
Adjustment for Russia/Ukraine war losses	(1.7)%	—%	(1.3)%	—%	—%	—%
Adjustment for other items	0.2%	(0.3)%	0.1%	—%	—%	—%
Attritional combined ratio	85.6%	99.9%	89.4%	84.4%	91.7%	86.5%

(Some amounts may not reconcile due to rounding.)

Notes
(6) Prior-year development includes the impact of COVID-19 losses.
Gross Written Premium on a Comparable Basis
The Company has included in this Press Release certain changes in gross written premium on a comparable basis, reflecting constant currency basis and excluding reinstatement premiums. Constant currency basis excludes the impact of foreign exchange rates. The Company provides change in gross written premium on a comparable basis to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance. The following tables are a reconciliation of gross written premium and period-over-period changes on a GAAP basis to the non-GAAP comparable basis for the periods noted:

(Dollars in millions)	Quarter-to-Date
	June 30, 2025	June 30, 2024	Change

	(unaudited)

	Gross Written Premium	Gross Written Premium	% Impact
Group	$4,680	$4,725	(0.9)%
Adjustment for gross CAT reinstatement premiums	(2)	(18)	0.3%
Adjustment for foreign exchange effect	—	3	(0.1)%
Group (comparable basis)	$4,678	$4,709	(0.7)%

Reinsurance	$3,243	$3,209	1.1%
Adjustment for gross CAT reinstatement premiums	(2)	(18)	0.5%
Adjustment for foreign exchange effect	—	—	—%
Reinsurance (comparable basis)	$3,241	$3,191	1.6%

Insurance	$1,414	$1,459	(3.1)%
Adjustment for gross CAT reinstatement premiums	—	—	—%
Adjustment for foreign exchange effect	—	3	(0.2)%
Insurance (comparable basis)	$1,414	$1,462	(3.3)%

Other	$22	$57	(60.5)%
Other (comparable basis)	$22	$57	(60.5)%
(Some amounts may not reconcile due to rounding.)

Net Operating Income Return On Equity ("ROE")
Net Operating Income ROE (also referred to as operating ROE) is calculated by dividing after-tax net operating income (loss) by average shareholders' equity, adjusted for average net unrealized depreciation (appreciation) of fixed maturity, available for sale securities. A reconciliation of net income, the most comparable GAAP measure, to net operating income is presented above. The Company believes net operating income ROE is a useful measure for management and investors as it allows for better comparability and removes variability when assessing the results of operations. A reconciliation of Net Operating Income ROE and Net Income ROE is shown below.

	Quarter-to-Date		Year-to-Date
(Dollars in millions)	June 30,	June 30,	June 30,	June 30,
	2025	2024	2025	2024

	(unaudited)		(unaudited)

Beginning of period shareholders' equity	$14,140	$13,628	$13,875	$13,202
Add: Net unrealized depreciation (appreciation) of fixed maturity, available for sale securities	561	876	849	723
Adjusted beginning of period shareholders' equity	$14,700	$14,504	$14,724	$13,925

End of period shareholders' equity	$15,019	$14,182	$15,019	$14,182
Add: Net unrealized depreciation (appreciation) of fixed maturity, available for sale securities	252	936	252	936
Adjusted end of period shareholders' equity	$15,272	$15,118	$15,272	$15,118

Average adjusted shareholders' equity	$14,986	$14,811	$14,998	$14,521

After-tax net operating income (loss)	$734	$730	$1,010	$1,439
After-tax net gains (losses) on investments	(3)	(14)	(10)	(20)
After-tax foreign exchange income (expense)	(50)	7	(110)	37
Net income (loss)	$680	$724	$890	$1,457

Return on equity (annualized)
After-tax net operating income (loss)	19.6%	19.7%	13.5%	19.8%
After-tax net gains (losses) on investments	(0.1)%	(0.4)%	(0.1)%	(0.3)%
After-tax foreign exchange income (expense)	(1.3)%	0.2%	(1.5)%	0.5%
Net income (loss)	18.2%	19.6%	11.9%	20.1%

(Some amounts may not reconcile due to rounding.)

Underwriting Income
Underwriting income is calculated as net premiums earned, less (1) incurred losses and loss adjustment expenses, (2) commission, brokerage, taxes and fees, and (3) other underwriting expenses. Net income (loss) is the most comparable GAAP measure. The Company believes underwriting income is a useful measure for management and investors when assessing the performance of the Company's reinsurance and insurance business segments. A reconciliation of Underwriting Income and Net Income is shown below.

	Quarter-to-Date
(Dollars in millions)	June 30, 2025				June 30, 2024

	(unaudited)

	Reinsurance	Insurance	Other	Consolidated Group	Reinsurance	Insurance	Other	Consolidated Group
Net premiums earned	$3,037	$920	$35	$3,991	$2,731	$910	$52	$3,693
Less: Incurred losses and LAE	1,772	643	58	2,472	1,684	588	39	2,311
Less: Commission, brokerage, taxes and fees	753	121	7	880	672	111	7	790
Less: Other underwriting expenses	76	174	3	254	72	154	8	234
Underwriting income (loss)	$436	$(18)	$(33)	$385	$303	$56	$(2)	$358

Net investment income				532				528
Net gains (losses) on investments				(5)				(17)
Corporate expenses				(31)				(22)
Interest, fee and bond issue cost amortization expense				(38)				(37)
Other income (expense)				(27)				23
Income tax benefit (expense)				(135)				(108)
Net income (loss)				$680				$724

(Some amounts may not reconcile due to rounding.)
Book value per common share outstanding excluding URA(D)
Book value per common share outstanding excluding net unrealized appreciation (depreciation) of fixed maturity, available for sale securities ("URA(D)") is calculated as reported shareholders' equity less URA(D), divided by common shares outstanding. Book value per share is the most comparable GAAP measure. The Company believes this metric is useful to management and investors as it shows the value of shareholder returns on a per share basis after eliminating the variability of investments held at fair value. Please see the table on page 3 for a reconciliation of book value per common share outstanding (excluding URA(D)) and book value per share.
Annualized Total Shareholder Return
Annualized TSR ("TSR") is calculated as year-to-date growth in book value per common share outstanding (excluding URA(D)) plus year-to-date dividends per share. As further discussed above, book value per common share outstanding (excluding URA(D)) is a non-GAAP measure. Please see the table on page 3 for a reconciliation of book value per common share outstanding (excluding URA(D)) and book value per share.
--Financial Details Follow--

EVEREST GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions of U.S. dollars, except per share amounts)	2025	2024	2025	2024
	(unaudited)		(unaudited)
REVENUES:
Premiums earned	$3,991	$3,693	$7,843	$7,345
Net investment income	532	528	1,023	985
Net gains (losses) on investments	(5)	(17)	(12)	(24)
Other income (expense)	(27)	23	(100)	54
Total revenues	4,491	4,227	8,754	8,360

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	2,472	2,311	5,366	4,548
Commission, brokerage, taxes and fees	880	790	1,704	1,571
Other underwriting expenses	254	234	492	458
Corporate expenses	31	22	52	44
Interest, fees and bond issue cost amortization expense	38	37	76	75
Total claims and expenses	3,676	3,395	7,690	6,696

INCOME (LOSS) BEFORE TAXES	815	832	1,064	1,664
Income tax expense (benefit)	135	108	173	207

NET INCOME (LOSS)	$680	$724	$890	$1,457

Other comprehensive income (loss), net of tax:
Unrealized appreciation (depreciation) ("URA(D)") of securities arising during the period	301	(70)	585	(227)
Reclassification adjustment for realized losses (gains) included in net income (loss)	7	9	12	14
Total URA(D) of securities arising during the period	308	(60)	597	(213)

Foreign currency translation and other adjustments	164	—	228	(38)

Reclassification adjustment for amortization of net (gain) loss included in net income (loss)	(8)	24	(8)	25
Total benefit plan net gain (loss) for the period	(8)	24	(8)	25
Total other comprehensive income (loss), net of tax	465	(36)	817	(227)

COMPREHENSIVE INCOME (LOSS)	$1,145	$688	$1,707	$1,230

EARNINGS PER COMMON SHARE:
Basic	$16.10	$16.70	$20.93	$33.57
Diluted	16.10	16.70	20.93	33.57

EVEREST GROUP, LTD.
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
(In millions of U.S. dollars, except par value per share)	2025	2024
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at fair value
(amortized cost: 2025, $33,791; 2024, $29,934, credit allowances: 2025, $(40); 2024, $(36))	$33,464	$28,908
Fixed maturities - held to maturity, at amortized cost
(fair value: 2025, $657; 2024, $759, net of credit allowances: 2025, $(7); 2024, $(8))	651	757
Equity securities, at fair value	177	217
Other invested assets	5,602	5,392
Short-term investments	2,503	4,707
Cash	1,902	1,549
Total investments and cash	44,300	41,531
Accrued investment income	430	368
Premiums receivable (net of credit allowances: 2025, $(62); 2024, $(54))	6,301	5,378
Reinsurance paid loss recoverables (net of credit allowances: 2025, $(44); 2024, $(41))	296	207
Reinsurance unpaid loss recoverables	3,209	2,915
Funds held by reinsureds	1,291	1,218
Deferred acquisition costs	1,576	1,461
Prepaid reinsurance premiums	941	869
Income tax asset, net	946	1,223
Other assets (net of credit allowances: 2025, $(9); 2024, $(9))	1,230	1,171
TOTAL ASSETS	$60,519	$56,341

LIABILITIES:
Reserve for losses and loss adjustment expenses	32,476	29,889
Unearned premium reserve	7,643	7,324
Funds held under reinsurance treaties	15	27
Amounts due to reinsurers	918	701
Losses in course of payment	262	241
Senior notes	2,351	2,350
Long-term notes	218	218
Borrowings from FHLB	1,019	1,019
Accrued interest on debt and borrowings	22	22
Unsettled securities payable	45	84
Other liabilities	532	590
Total liabilities	45,500	42,466

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50.0 shares authorized; no shares issued and outstanding	—	—
Common shares, par value: $0.01; 200.0 shares authorized; (2025) 74.4 and (2024) 74.3
outstanding before treasury shares	1	1
Additional paid-in capital	3,818	3,812
Accumulated other comprehensive income (loss), net of deferred income tax expense (benefit)
of $(53) at 2025 and $(177) at 2024	(321)	(1,138)
Treasury shares, at cost; 32.5 shares (2025) and 31.3 shares (2024)	(4,508)	(4,108)
Retained earnings	16,030	15,309
Total shareholders' equity	15,019	13,875
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$60,519	$56,341

EVEREST GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
(In millions of U.S. dollars)	2025	2024
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$890	$1,457
Adjustments to reconcile net income to net cash provided by operating activities:
Decrease (increase) in premiums receivable	(662)	(685)
Decrease (increase) in funds held by reinsureds, net	(79)	(66)
Decrease (increase) in reinsurance recoverables	199	(236)
Decrease (increase) in income taxes	152	4
Decrease (increase) in prepaid reinsurance premiums	85	(130)
Increase (decrease) in reserve for losses and loss adjustment expenses	1,688	1,388
Increase (decrease) in unearned premiums	63	744
Increase (decrease) in amounts due to reinsurers	12	258
Increase (decrease) in losses in course of payment	12	122
Change in equity adjustments in limited partnerships	(140)	(177)
Distribution of limited partnership income	74	60
Change in other assets and liabilities, net	(249)	(292)
Non-cash compensation expense	26	33
Amortization of bond premium (accrual of bond discount)	(78)	(65)
Net (gains) losses on investments	12	24
Net cash provided by (used in) operating activities	2,007	2,439

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called/repaid - available for sale	2,129	1,707
Proceeds from fixed maturities sold - available for sale	280	1,085
Proceeds from fixed maturities matured/called/repaid - held to maturity	105	109
Proceeds from fixed maturities sold - held to maturity	10	—
Proceeds from equity securities sold	54	15
Distributions from other invested assets	223	209
Cost of fixed maturities acquired - available for sale	(5,767)	(4,475)
Cost of fixed maturities acquired - held to maturity	(4)	(36)
Cost of equity securities acquired	(2)	(35)
Cost of other invested assets acquired	(303)	(314)
Net change in short-term investments	2,299	(299)
Net change in unsettled securities transactions	(38)	18
Net cash provided by (used in) investing activities	(1,014)	(2,016)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued (redeemed) during the period for share-based compensation, net of expense	(19)	(21)
Purchase of treasury shares	(400)	(100)
Dividends paid to shareholders	(169)	(163)
Cost of shares withheld on settlements of share-based compensation awards	(20)	(21)
Net cash provided by (used in) financing activities	(608)	(305)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(32)	14

Net increase (decrease) in cash	352	133
Cash, beginning of period	1,549	1,437
Cash, end of period	$1,902	$1,570

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid (recovered)	$16	$203
Interest paid	75	74

NON-CASH TRANSACTIONS:
Non-cash limited partnership distribution	$—	$23
Non-cash restructure of fixed maturity securities - available for sale and other invested assets	39	—